Exhibit 99.1


                         Report of Independent Auditors

The Boards of Directors
Newmark International, Inc. and Pfleiderer Leasing USA, Inc.

We have audited the accompanying combined balance sheet of Newmark International, Inc. and Pfleiderer Leasing USA, Inc. (collectively referred to as the "Company") as of December 31, 2003, and the related combined statements of income, stockholder's equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of the Company at December 31, 2003, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.


                                                      /s/ ERNST & YOUNG LLP

Birmingham, Alabama
March 12, 2004,
except for Note 16, as to which the date is April 1, 2004

          Newmark International, Inc. and Pfleiderer Leasing USA, Inc.
                             Combined Balance Sheet
                                December 31, 2003



Assets
Current assets:
   Cash                                                           $   1,563,039
   Trade accounts receivable, net of allowance for doubtful
     accounts of $46,000                                             14,060,824
   Inventories                                                       11,003,841
   Deferred income taxes                                                481,000
   Prepaid expenses                                                     408,274
   Other current assets                                                 525,381
                                                              -----------------
Total current assets                                                 28,042,359

Property, plant and equipment, net                                   31,262,702

Goodwill                                                              2,769,107
                                                              -----------------
Total assets                                                      $  62,074,168
                                                              =================


Liabilities and stockholder's equity
Current liabilities:
   Revolving credit agreements                                 $      8,000,000
   Trade accounts payable                                             4,901,299
   Income taxes payable                                                 936,396
   Accrued insurance                                                    511,445
   Taxes payable other than income                                      446,800
   Other accrued liabilities                                          1,104,166
   Current portion of note payable to parent                            103,982
   Current portion of capital lease obligations                           4,607
                                                              -----------------
Total current liabilities                                            16,008,695

Note payable to parent                                                2,826,662
Dividend payable to parent                                           12,000,000
Deferred income taxes                                                 3,516,000

Stockholder's equity:
   Common stock                                                           1,500
   Additional paid-in capital                                        17,451,167
   Retained earnings                                                 10,270,144
                                                               ----------------
Total stockholder's equity                                           27,722,811
                                                               ----------------
Total liabilities and stockholder's equity                        $  62,074,168
                                                             ==================
   See accompanying notes.

          Newmark International, Inc. and Pfleiderer Leasing USA, Inc.
                          Combined Statement of Income
                          Year ended December 31, 2003



Net sales                                                         $  86,364,896
Cost of sales                                                        57,878,815
                                                              -----------------
Gross profit                                                         28,486,081

Selling, general and administrative expenses                         18,486,576
                                                             ------------------
Operating income                                                      9,999,505

Other expenses (income):
   Interest, net                                                      1,130,352
   Other, net                                                           (17,622)
                                                             ------------------
                                                                      1,112,730
                                                             ------------------
Income before income taxes                                            8,886,775

Income taxes                                                          3,608,000
                                                            -------------------
Net income                                                        $   5,278,775
                                                           ====================

      See accompanying notes.

          Newmark International, Inc. and Pfleiderer Leasing USA, Inc.
                   Combined Statement of Stockholder's Equity

                                                                Additional                            Total
                                                 Common           Paid-in          Retained       Stockholder's
                                                 Stock            Capital          Earnings          Equity
                                            ----------------- ---------------- ----------------- ----------------

Balance at December 31, 2002                   $   1,500        $  17,451,167     $ 4,991,369      $  22,444,036

   Net income                                          -                    -       5,278,775          5,278,775
                                            ----------------- ---------------- ----------------- ----------------
 Balance at December 31, 2003                  $   1,500        $  17,451,167     $10,270,144      $  27,722,811
                                            ================= ================ ================= ================

See accompanying notes.

          Newmark International, Inc. and Pfleiderer Leasing USA, Inc.
                        Combined Statement of Cash Flows
                          Year ended December 31, 2003

Operating activities
Net income                                                        $   5,278,775
Adjustments to reconcile net income to net cash provided by
   operating activities:
     Depreciation and amortization:
       Property, plant and equipment                                  3,767,740
     Deferred income taxes                                            1,076,000
     Loss on asset dispositions                                          19,216
     Changes in operating assets and liabilities:
       Trade accounts receivable                                     (1,640,874)
       Inventories                                                   (1,409,767)
       Prepaid and other current assets                                (421,545)
       Trade accounts payable                                         1,182,757
       Income taxes payable                                              37,043
       Other accrued liabilities                                     (1,144,518)
       Due to parent                                                   (147,368)
                                                                 --------------
Net cash provided by operating activities                             6,597,459
Investing activities
Purchases of property, plant and equipment                           (1,685,035)
                                                                 --------------
Net cash used in investing activities                                (1,685,035)
Financing activities
Net proceeds on revolving credit
   agreements                                                     $   4,208,363
Principal payments on long-term debt                                   (350,000)
Principal payments under capital lease obligations                      (16,351)
Principal payments on note payable to parent                           (581,189)
Dividend payments                                                   (13,000,000)
                                                                 ---------------
Net cash used in financing activities                                (9,739,177)
                                                                 ---------------
Net (decrease) in cash                                               (4,826,753)

Cash at beginning of year                                             6,389,792
                                                                 ---------------
Cash at end of year                                              $    1,563,039
                                                                 ===============

Supplemental disclosures of cash flow information
Interest paid                                                    $    1,139,582
Income taxes paid                                                     2,492,657

See accompanying notes.

          Newmark International, Inc. and Pfleiderer Leasing USA, Inc.
                     Notes to Combined Financial Statements
                                December 31, 2003


1. Significant Accounting Policies

Principles of Combination

The combined financial statements include the accounts of Newmark International, Inc. (Newmark) and its affiliate, Pfleiderer Leasing USA, Inc. (PLUSA), collectively referred to as the "Company." All intercompany account balances and transactions primarily consisting of rental payments, deferred gain on sale-leaseback, and related tax effect, have been eliminated in combination.

Description of Business

Newmark designs, manufactures and sells concrete, steel and fiberglass pole structures for the utility, telecommunications and lighting markets, operating primarily in the southern half of the United States. PLUSA is the legal owner of land, buildings and machinery and equipment located in Florida whose operations consist solely of leasing such assets to Newmark. Both Newmark and PLUSA are wholly-owned subsidiaries of Pfleiderer AG, a public corporation headquartered in Germany (parent).

Revenue Recognition

Sales are generally recognized upon shipment of products. In certain transactions, products are manufactured and stored for future delivery in accordance with the sales contract. Sales in these transactions are recognized at the earlier of the shipment date or the contract delivery date, when actual delivery has been delayed by the customer. Sales of steel pole structures are recognized on a percentage of completion basis in the ratio that costs incurred bears to total estimated costs. Provision is made for any anticipated losses in the period that such losses are determined.

Shipping and Handling Costs

Shipping and handling costs are included in selling, general and administrative expenses. Such costs amounted to approximately $7,200,000 for the year ended December 31, 2003.

          Newmark International, Inc. and Pfleiderer Leasing USA, Inc.

Stock-Based Compensation

The Company accounts for stock options granted by the parent, for the purchase of shares of the parent's stock by employees of the Company, using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB No. 25). Under this method, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the parent's stock at the date of the grant over the amount an employee must pay to acquire the parent's stock.

Had compensation for the Company employees' participation in the parent's stock option plan been accounted for using the fair value method prescribed in Financial Accounting Standards Board (FASB) Statement of Financial Accounting Standards (SFAS) No. 123, Accounting for Stock-Based Compensation, pro-forma net income would have been as follows for the year ended December 31, 2003:


Net income, as reported                                        $      5,278,775
Add: Stock-based compensation cost, net of tax,
   included in the determination of net income as
   reported                                                                   -
Deduct: Stock-based compensation cost, net of tax,
   that would have been included in the determination
   of net income had the fair value method been used                    (66,800)
                                                               ----------------
Pro-forma net income                                           $      5,211,975
                                                              =================

Income Taxes

Income taxes have been provided using the liability method in accordance with SFAS No. 109, Accounting for Income Taxes. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the accompanying financial statements and notes. Actual results could differ from those estimates.

Cash Equivalents

The Company considers highly liquid investments with maturities of three months or less when purchased to be cash equivalents including bank time deposits, money market securities and commercial paper. At December 31, 2003 the Company had no cash equivalents.

Trade Accounts Receivable

Trade accounts receivable are stated at cost less the allowance for doubtful accounts. The allowance for doubtful accounts is established through charges to the provision for bad debts. Trade accounts receivable are charged to the allowance for doubtful accounts after collection efforts are exhausted and the account is deemed uncollectible. The Company evaluates the adequacy of the allowance for doubtful accounts on a periodic basis. The evaluation includes historical loss experience, the nature and volume of the Company's receivables, adverse situations that may affect a customer's ability to repay and the prevailing economic conditions. If the evaluation of the allowance requirements differs from the actual allowance, adjustments are made to the allowance.

Inventories

Inventories are valued at the lower of cost, as determined by the first-in, first-out (FIFO) method, or market.

Property, Plant and Equipment

Property, plant and equipment is stated at cost. Equipment under capital leases is stated at the present value of minimum lease payments. Depreciation and amortization of property, plant and equipment are calculated using the straight-line method over the estimated useful lives of the assets. Useful lives are as follows: land improvements - ten to thirty years, buildings and improvements - ten to forty years, machinery and equipment - eight to twelve years, and office equipment and furnishings - three to ten years.

Expenditures for maintenance and repairs are expensed when incurred. Major renewals and betterments that extend the life of the asset are capitalized.

Interest expense is capitalized in connection with the construction of major facilities. Capitalized interest is recorded as part of the asset to which it relates and is amortized over the asset's estimated useful life.

Goodwill

In June 2001, FASB issued SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 142, which was effective for the Company January 1, 2002, provides that goodwill is no longer amortized. Instead of amortization, SFAS No. 142 requires a test for impairment to be performed on unamortized goodwill at least annually, or immediately if conditions indicate that impairment could exist. No unamortized goodwill was determined to be impaired in 2003 based on the results of the impairment testing.

2. Inventories

Inventories at December 31, 2003 consist of the following:


Finished goods                                                    $  5,595,714
Work-in-process                                                      1,611,816
Raw materials and supplies                                           3,796,311
                                                                  ------------
                                                                  $ 11,003,841
                                                                 =============

3. Property, Plant and Equipment

Property, plant and equipment at December 31, 2003 consists of the following:


Land and improvements                                                3,208,614
Buildings and improvements                                          15,082,102
Machinery and equipment                                             45,699,865
Office equipment and furnishings                                     2,690,188
Construction-in-progress                                               162,450
                                                                --------------
                                                                    66,843,219
Accumulated depreciation and amortization                          (35,580,517)
                                                                --------------
                                                                $   31,262,702
                                                                ==============

Depreciation expense for the year ended December 31, 2003 amounted to $3,767,740. Amortization of assets held under capital leases is included in depreciation expense.

4. Credit Agreements and Letters of Credit

At December 31, 2003, the Company had borrowed $8,000,000 under an unsecured revolving credit agreement with a European bank. The agreement, which extends through April 9, 2004, provides for maximum borrowings up to $8,000,000. Borrowings bear interest at the 90-day LIBO rate plus 0.85% (2.01% at December 31, 2003).

At December 31, 2003, the Company had an unsecured overdraft credit agreement with the New York branch of a European bank that provides for maximum borrowings of up to $5,000,000. Borrowings bear interest at the bank's base rate minus 1.25% (2.75% at December 31, 2003) and are due on demand. There were no outstanding borrowings under this credit agreement at December 31, 2003.

On February 11, 2003, the Company entered into an unsecured revolving credit agreement with a U.S. commercial bank that provides for maximum borrowings up to $1,200,000. Borrowings bear interest at the 30-day LIBOR plus 2%, but in no event less than 4% (4% at December 31, 2003). The agreement extends through February 15, 2004. There were no borrowings under this credit agreement at December 31, 2003.

At December 31, 2003, the Company had outstanding letters of credit of $1,950,000. These letters of credit serve as collateral for certain of the Company's insurance policies. As a result of the issuances of the letters of credit, available borrowings were reduced at December 31, 2003 by $550,000 under the overdraft credit agreement and by $1,200,000 under the revolving credit agreement with a U.S. commercial bank.

The Company's revolving credit agreements contain covenants regarding, among other things, changes in ownership, indebtedness and the maintenance of specific financial ratios. The Company was in compliance with such covenants at December 31, 2003 and for the year then ended.

5. Long-Term Debt

Long-term debt at December 31, 2003 consists of a promissory note payable to parent with a principal balance of $2,930,644. This promissory note is payable in monthly installments of $23,083 including interest at 6%. Future maturities of this promissory note at December 31, 2003 are as follows:

Years ending December 31:
2004                                                 $ 103,982
2005                                                   110,396
2006                                                   117,205
2007                                                   124,434
2008                                                   132,108
Thereafter                                           2,342,519
                                                    ----------
                                                   $ 2,930,644
                                                  ============

Interest cost incurred for the year ended December 31, 2003, including long-term debt and revolving credit interest, was approximately $1,154,000. Of this amount, none was capitalized in 2003.

6. Dividends Payable to Parent

On December 19, 2001, the Company entered into a dividend agreement with its parent whereby any dividends declared subsequent to December 31, 2001 and prior to January 1, 2005 shall not be paid before January 1, 2005. At any time on or after January 1, 2005, the Company will pay such dividends within 30 days of receiving notice of demand for payment.

On December 20, 2001, the Company declared a $17,000,000 dividend payable to its parent of record as of December 28, 2001. Interest is payable quarterly at the rate of 5.25% per annum on the unpaid balance.

The Company and its parent amended the dividend agreement on December 31, 2002. The amendment provides that, upon written request from the parent, the Board of Directors of the Company shall determine whether to pay the requested dividend payment. If the Board of Directors of the Company determines that it has sufficient funds on hand or readily available to make the requested payment without compromising its ability to fund working capital requirements and planned capital investments, the Board of Directors may authorize the payment.

On December 31, 2002, the Company declared an $8,000,000 dividend payable to its parent of record as of December 31, 2002. In accordance with the provisions of the dividend agreement amendment, the Company paid this dividend on February 17, 2003.

On June 27, 2003, in accordance with the provisions of the dividend agreement amendment, the Company paid $5,000,000 of the $17,000,000 dividend declared on December 20, 2001, leaving $12,000,000 outstanding as of December 31, 2003.

7. Common Stock

Common stock as of December 31, 2003 consists of 500 shares of Newmark common stock ($1.00 pare value; 1,000 shares authorized, 500 shares issued and outstanding) and 1,000 shares of PLUSA common stock ($1.00 par value; 2,000 shares authorized, 1,000 shares issued and outstanding).

8. Income Taxes

The components of income tax expense for the year ended December 31, 2003 are as follows:


Current:
   Federal                                            $     2,163,000
   State                                                      369,000
                                                      ---------------
Total current                                               2,532,000

Deferred:
   Federal                                                    926,000
   State                                                      150,000
                                                      ---------------
Total deferred                                              1,076,000
                                                      ---------------
                                                      $     3,608,000
                                                     ================

The reconciliation of income tax expense computed at the U.S. federal statutory tax rate to income tax expense for the year ended December 31 2003 is as follows:


Federal income tax at statutory rate (34%)               $      3,022,000
State income taxes, net of federal income tax benefit             343,000
Adjustment to estimated income tax accruals                       162,000
Nondeductible items                                                62,000
Other, net                                                         19,000
                                                         ----------------
                                                         $      3,608,000
                                                        =================

The components of net deferred tax amounts recognized in the balance sheet at December 31, 2003 are as follows:


Deferred tax assets:
   Allowance for doubtful accounts                      $          18,000
   Inventories                                                     463,000
                                                        ------------------
Total deferred tax assets                                          481,000

Deferred tax liabilities:
   Property, plant and equipment                                 3,229,000
   Goodwill                                                        287,000
                                                       -------------------
Total deferred tax liability                                     3,516,000
                                                      --------------------
Net deferred tax liability                                 $     3,035,000
                                                      ====================

9. Leases

The Company leases certain land, buildings, machinery and equipment and office facilities under capital and operating leases. The gross amount of assets and related accumulated amortization recorded under capital leases at December 31, 2003 is as follows:


Machinery and equipment                                     $       244,531
Office equipment and furnishings                                    227,219
                                                            ----------------
                                                                    471,750
Accumulated amortization                                           (467,899)
                                                           ----------------
                                                           $          3,851
                                                           ================


Future minimum lease payments under capital leases at December 31, 2003 consist of the following:

2004                                                       $          4,691
                                                           ----------------
Minimum lease payments                                                4,691
Less amount representing imputed interest                               (84)
                                                           ----------------
Present value of minimum lease payments                               4,607
Less current portion                                                 (4,607)
                                                           ----------------
                                                           $              -
                                                           ================

Future minimum lease payments for non-cancelable operating leases at December 31, 2003 are as follows:

2004                                                      $     1,120,199
2005                                                              892,751
2006                                                              548,151
2007                                                              482,679
2008                                                              389,792
Thereafter                                                        135,574
                                                          ----------------
                                                          $     3,569,146
                                                          ================

Rental expense for operating leases totaled $1,614,394 for the year ended December 31, 2003.

10. Employee Savings Plan

The Company has a 401(k) savings plan covering substantially all full time employees. Generally, employees may participate in the plan after completing service requirements. The plan allows participants to make pre-tax contributions, and the Company matches 50% of employee contributions up to 6% of eligible compensation. Additional annual contributions may be made at the discretion of the Company's Board of Directors. Company contributions were approximately $196,000 for the year ended December 31, 2003.

11. Stock Option Plans

The parent has two stock options plans (the 2001 and 2002 plans) that provide for the issuance of options of certain key employees of the parent and its subsidiaries for the purchase of shares of the parent's stock. Each plan requires that participants make a personal financial investment by purchasing shares of the parent. The number of options granted is determined by dividing the amount of the personal financial investment by the average daily closing price of the parent's stock for the three months prior to the grant date (the "Base Price") and multiplying the result by 12. The options vest three years after the grant date. Vested options may be exercised, subject to employment and other conditions, at any time within three years after the vesting date. The options are exercisable one quarter each at 110%, 115%, 120% and 125% of the Base Price.

Stock option activity for the year ended December 31, 2003 is summarized as follows:

                                                                 Weighted
                                                                 Average
                                           Options              Exercise Price
                                     ------------------------------------------

 January 1, 2003 Balance                   96,384                 7.08
 2003 Activity:
    Granted                                     -                    -
    Exercised                                   -                    -
    Forfeited                                   -                    -
                                          ----------------------------
 December 31, 2003 Balance                 96,384                 7.08
                                          ============================

Information with regard to options outstanding and exercisable at December 31, 2003 is as follows:

                                                                                   Options Exercisable
                                                                            -----------------------------------

                                                               Weighted
                                                               Average
                          Weighted                            Remaining                           Weighted
 Range of Exercise        Average                              Life at                            Average
       Prices          Exercise Price        Options           12/31/03                        Exercise Price
                                           Outstanding         (Years)           Shares
--------------------- ----------------- ------------------- --------------- ----------------- -----------------
 $ 5.11 - 5.81        $        5.46            32,124           4.92                -            $       -
   7.39 - 8.39                 7.89            64,260           3.92                -                    -
                                        -------------------                 -----------------
   5.11 - 8.39                 7.08            96,384           4.25                -                    -
                                        ===================                 =================

12. Related Party Transactions

From time to time, in the ordinary course of business, the Company purchases certain machinery and equipment, supplies and services from its parent. These purchases totaled approximately $726,000 for the year ended December 31, 2003.

The Company recognized approximately $780,000 in interest expense on the dividend payable to parent for the year ended December 31, 2003.

The Company recognized approximately $195,000 in interest expense on the note payable to parent for the year ended December 31, 2003.

The Company recognized interest income of approximately $7,000 for the year ended December 31, 2003 on a short-term investment with parent.

13. Customer and Credit Risk Concentrations

The Company's largest customers accounted for the following percentages of total sales in 2003:

         Customer
The Southern Company and its subsidiaries                 12%
American Electric Power Company, Inc.                     11%
TXU Corporation and its subsidiaries                      11%

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist primarily of accounts receivable for sales to certain customers. The Company writes off accounts receivable when factors surrounding the credit risk of a customer indicate an impairment of value. The maximum potential accounting loss related to accounts receivable is limited to the net balance outstanding at December 31, 2003.

14. Contingency

In March 2002, an individual employed by a contractor of a customer of the Company filed a complaint against the Company. The complaint, for unspecified damages, alleges that the individual suffered injuries to his lower legs, ankles and feet as a result of the failure of a pole during installation that was designed and manufactured by the Company.

The Company disputes the claim, believes that it has substantial meritorious defenses and is vigorously contesting the claim. No suit has yet gone to trial. Although it is not possible to predict the outcome of this matter, the Company believes that it has adequate insurance coverage and that the outcome will not have a material adverse impact on the Company's financial statements.

15. Subsequent Event

On February 23, 2004, the parent entered into an agreement to sell 100% of the outstanding stock of both Newmark and PLUSA to Valmont Industries, Inc (Valmont). The sale, which is subject to regulatory approval, is expected to close by the end of March 2004.

Under the terms of the agreement, the Company and its parent will execute a dividend termination agreement at closing that provides for termination of the dividend agreement discussed in Note 6 to the financial statements and cancellation of the Company's $12,000,000 dividend payable obligation that exists at December 31, 2003. The agreement also provides for Valmont to pay in full at closing the $8,000,000 revolving credit agreement with a European bank discussed in Note 4 and the promissory note to parent discussed in Note 5.

The Company intends to rely on Valmont for working capital, capital expenditure and financing requirements after the closing.

16. Subsequent Event - Sale of Fiberglass Pole Business

Effective April 1, 2004, Newmark sold its fiberglass pole business and assets to FRP Poles, Inc., another wholly-owned subsidiary of the parent. The sales price consisted of cash proceeds of $1,040,000 plus assumption of all liabilities totaling approximately $1,800,000. The sale resulted in a pre-tax loss of approximately $3,200,000 ($1,920,000 after-tax).